EXHIBIT 15.1

May 12, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 16F of Euro Tech Holdings Company Limited’s Form 20-F dated May 12, 2023, and have the following comments:

1. We agree with the statements made in the first, second and fourth paragraphs in the section “Item 16F. Change in Registrant’s Certifying Accountant”.

2. We have no basis on which to agree or disagree with other statements of the registrant contained therein.

 Yours truly,

/s/ Union Power HK CPA Limited